UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Handheld Entertainment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0430675
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

539 Bryant Street, Suite 403 San Francisco, California	94107
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-140332

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

$2.80 Common Stock Purchase Warrants	The NASDAQ Stock Market LLC

$4.00 Redeemable Common Stock Purchase Warrants	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

This Form 8-A/A is being filed to amend the Registration Statement on Form 8-A of Handheld Entertainment, Inc. filed with the Securities and Exchange Commission on April 17, 2007 (the "Original 8-A"), to correct a typographical error contained in Exhibits 5 and 6 to the Original 8-A.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

	1	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2006)

2
Certificate of Amendment to Certificate of Incorporation of the Company, changing name to Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2006)

3
Certificate of Amendment to Certificate of Incorporation of the Company, effecting a 1.45-for-1 reverse stock split (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2006)

	4	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2006)

	5*	Warrant Agreement for the $2.80 Common Stock Purchase Warrants

	6*	Warrant Agreement for the $4.00 Redeemable Common Stock Purchase Warrants

	7**	Form of $2.80 Common Stock Purchase Warrant Certificate

	8**	Form of $4.00 Redeemable Common Stock Purchase Warrant Certificate
_____________
* Filed herewith
** Previously Filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 1, 2007	Handheld Entertainment, Inc.

	By:	/s/ William J. Bush
		Name:	William J. Bush
		Title:	Chief Financial Officer